[VITALE, CATURANO & COMPANY LTD. LOGO OMITTED]


ACCOUNTING
   AND TAX

  BUSINESS
 SOLUTIONS

 FINANCIAL
  SERVICES

TECHNOLOGY
  SERVICES




     CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


As independent registered public accountants, we hereby consent to the inclusion of our report dated November 23, 2005, except for Note 15, as to which the date is April 7, 2006, relating to the September 30, 2005 and 2004 consolidated financial statements of Utix Group, Inc. in this Registration Statement on Form SB-2. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern. It should be noted that we have not audited any financial statements of the Company subsequent to September 30, 2005 or performed any audit procedures subsequent to the date of our report.

/s/ Vitale, Caturano & Company, Ltd.
-----------------------------------
VITALE, CATURANO & COMPANY, LTD.

Boston, Massachusetts
May 4, 2006



CERTIFIED PUBLIC ACCOUNTANTS  AN INDEPENDENT MEMBER OF BAKER TILLY INTERNATIONAL
80 CITY SQUARE, BOSTON, MASSACHUSETTS  02129     617 o 912 o 9000
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